UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2010

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On October 6, 2010, we issued a press release announcing the acquisition of Mission Rock Ridge Apartments, located in Arlington, Texas, or the Mission Rock Ridge property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

On October 6, 2010, we also distributed a stockholder letter, or the stockholder letter, regarding the acquisition of the Mission Rock Ridge property, the proposed acquisition of eight other multifamily apartment properties from affiliates of MR Holdings, LLC, or MR Holdings, and the proposed acquisition of substantially all of the assets, including property management agreements, and certain liabilities of Mission Residential Management, LLC, or Mission Residential Management, which is the property manager of 41 multifamily apartment properties, including the eight properties under contract for purchase and the Mission Rock Ridge property. In addition, we included an article published in September 2010 by Multi-Housing News, an unaffiliated third party, discussing the transaction and information on the apartment sector. The full text of the stockholder letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

As previously disclosed in our Current Report on Form 8-K filed on August 31, 2010, we, through Grubb & Ellis Apartment REIT Holdings, L.P., or our operating partnership, entered into definitive agreements on August 27, 2010 to acquire nine multifamily apartment properties from affiliates of MR Holdings and substantially all of the assets, including property management agreements, and certain liabilities of Mission Residential Management for total consideration valued at approximately $182,357,000, based on purchase price. We are not affiliated with MR Holdings or Mission Residential Management.

On September 30, 2010, we, through G&E Apartment REIT Mission Rock Ridge, LLC, a wholly owned subsidiary of our operating partnership, acquired the first of the nine multifamily apartment properties, the Mission Rock Ridge property, from Mission Rock Ridge, LP, an unaffiliated third party, for a purchase price of $19,857,000, plus closing costs. In connection with the acquisition, we paid an acquisition fee of $596,000, or 3.0% of the purchase price, to Grubb & Ellis Apartment REIT Advisor, LLC, our advisor, and its affiliate. The remaining eight proposed property acquisitions from affiliates of MR Holdings and substantially all of the assets and certain liabilities of Mission Residential Management are still subject to substantial conditions to closing. There is no assurance that any of these conditions will be satisfied and we currently cannot predict if or when any of these additional proposed acquisitions will close.

We financed a portion of the purchase price of the Mission Rock Ridge property with a secured loan in the principal amount of $13,900,000 from Berkadia Commercial Mortgage, LLC through the Freddie Mac Capital Markets Execution loan program, or the Mission Rock Ridge Loan, and the remaining balance using cash proceeds from our follow-on public offering. The Mission Rock Ridge Loan has a fixed interest rate of 4.20% per annum and matures on October 1, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Apartment REIT, Inc. Press Release, dated October 6, 2010

99.2 Grubb & Ellis Apartment REIT, Inc. Stockholder Letter, dated October 6, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

October 6, 2010	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Apartment REIT, Inc. Press Release, dated October 6, 2010
99.2	Grubb & Ellis Apartment REIT, Inc. Stockholder Letter, dated October 6, 2010